Exhibit 99.1

First Watch Restaurant Group, Inc. Reports Q1 2026 Financial Results
Same-restaurant sales growth of 2.8%
Total revenues increased 17.3%
Net loss of $(2.7) million and Adjusted EBITDA of $27.8 million
16 new system-wide restaurants opened in 11 states

BRADENTON, Fla. — May 5, 2026 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended March 29, 2026 (“Q1 2026”).

"I am proud of our teams for delivering solid results, exemplified by Same Restaurant Sales growth of 2.8% and expanded restaurant-level operating profit versus a year ago. Our track record of rapid unit growth continued this quarter with 16 new restaurants added, bringing to 67 the total number of new restaurants opened over the past twelve months,” stated Chris Tomasso, CEO and President of First Watch. “With strong execution against our 2026 plan and encouraging early results, we are reaffirming our full‑year top‑line growth outlook and raising the low end of our adjusted EBITDA guidance.”

First Quarter 2026 Highlights:

•Total revenues increased 17.3% to $331.0 million as compared to $282.2 million in the same period of 2025
•System-wide sales increased 13.8% to $367.6 million as compared to $323.0 million in the same period of 2025
•Same-restaurant sales growth of 2.8%
•Same-restaurant traffic growth of negative 2.0%
•Income from operations margin decreased to 0.3% as compared to 0.4% in the same period of 2025
•Restaurant level operating profit margin* increased to 18.5% as compared to 16.5% in the same period of 2025
•Net loss increased to $(2.7) million, or $(0.04) per diluted share, from a net loss of $(0.8) million, or $(0.01) per diluted share, in the same period of 2025
•Adjusted EBITDA* increased to $27.8 million as compared to $22.8 million in the same period of 2025
•Opened 16 system-wide restaurants in 11 states, with 1 planned closure, resulting in a total of 648 system-wide restaurants (572 company-owned and 76 franchise-owned) across 32 states

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* See Non-GAAP Financial Measures Reconciliations section below.

For additional financial information related to Q1 2026, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2026, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Updated Outlook Fiscal Year 2026

Based upon first quarter results and current trends, the Company updated the following guidance metric for the 52-week fiscal year ending December 27, 2026:

•Adjusted EBITDA(1) of $133 million to $140 million(2)

The Company reiterated the following guidance metrics for the 52-week fiscal year ending December 27, 2026:

•Same-restaurant sales growth of 1% to 3%
•Total revenue growth of 12% to 14%(2)
•59 to 63 net new system-wide restaurants, including 3 company-owned restaurant closures (53 to 55 new company-owned restaurants and 9 to 11 new franchise-owned restaurants)
•Capital expenditures of $150 million to $160 million invested primarily in new restaurant projects and planned remodels(3)
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(1) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
(2) Includes net impact of approximately 1% in total revenue growth and approximately $2 million in Adjusted EBITDA associated with completed acquisitions.
(3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q1 2026 on May 5, 2026 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

•Dial 201-389-0914, which will be answered by an operator
•Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended March 29, 2026 and March 30, 2025, there were 454 restaurants and 383 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using the freshest ingredients available. Guided by its “Follow the Sun” culinary philosophy, First Watch's chef-driven menu rotates multiple times per year to feature the highest-quality flavors at their peak, offering elevated executions of classic favorites, fresh juices like the Kale Tonic, and fan favorites such as the Lemon Ricotta Pancakes, Quinoa Power Bowl and signature Million Dollar Bacon. For every kid’s meal served, First Watch proudly donates a portion to organizations and causes making a positive impact in our communities – raising approximately $2.1 million to date. A recipient of many “Best Breakfast” and “Best Brunch” awards, First Watch was voted #1 Best Breakfast by Newsweek’s Readers’ Choice Awards 2025, and also named 2025 and 2024’s #1 Most Loved Workplace® in America by the Best Practice Institute - an accolade most recently featured in The Wall Street Journal - after appearing on the list in 2022 and 2023, as well. With a commitment to quality, hospitality and community, First Watch is redefining Daytime Dining across more than 640 restaurants in 32 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance and statements discussing our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession;
•our inability to successfully open new restaurants or establish new markets;
•our inability to effectively manage our growth;
•potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants in existing markets;
•a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located;
•lower than expected same-restaurant sales growth;
•unsuccessful marketing programs and limited time new offerings;
•changes in the cost of food;
•unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants;
•our inability to compete effectively for customers;
•our vulnerability to food safety and food-borne illness concerns;
•unsuccessful financial performance of our franchisees;
•our limited control over our franchisees’ operations;
•our inability to maintain good relationships with our franchisees and conflicts of interest with our franchisees;
•the geographic concentration of our system-wide restaurant base in the southeast portion of the United States;
•damage to our reputation and negative publicity;
•our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media and artificial intelligence;
•our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients;
•information technology system failures or breaches of our network security;
•our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection;
•our potential liability with our gift cards under the property laws of some states;
•our failure to enforce and maintain our trademarks and protect our other intellectual property;
•litigation with respect to intellectual property assets;
•our dependence on our executive officers and certain other key employees;
•our inability to identify, hire, train and retain qualified individuals for our workforce;
•our failure to obtain or to properly verify the employment eligibility of our employees;
•our failure to maintain our corporate culture as we grow;
•unionization activities among our employees;
•employment and labor law proceedings;
•labor shortages or increased labor costs or health care costs;
•risks associated with leasing property subject to long-term and non-cancelable leases;

•risks related to our sale of alcoholic beverages;
•costly and complex compliance with federal, state and local laws, including trade and tax policies;
•changes in accounting principles applicable to us;
•our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism;
•our inability to secure additional capital to support business growth;
•our level of indebtedness;
•failure to comply with covenants under our credit facility; and
•uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events.

See Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K as of and for the year ended December 28, 2025 (“2025 Form 10-K”) for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statement made by us in this press release speaks only as of the date hereof and is expressly qualified in its entirety by these cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net loss and Net loss margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, for the periods indicated:

	THIRTEEN WEEKS ENDED
(in thousands)	MARCH 29, 2026	MARCH 30, 2025
Net loss	$(2,685)	$(829)
Depreciation and amortization	21,396	16,557
Interest expense	4,778	3,334
Income tax benefit	(749)	(708)
EBITDA	22,740	18,354
Strategic transition costs (1)	376	1,234
Stock-based compensation, net of amounts capitalized (2)	3,352	2,259
Delaware Voluntary Disclosure Agreement Program (3)	—	24
Transaction and restructuring expenses, net (4)	1,176	873
Impairments and loss on disposal of assets (5)	153	9
Adjusted EBITDA	$27,797	$22,753

Total revenues	$330,959	$282,240
Net loss margin	(0.8)%	(0.3)%
Adjusted EBITDA margin	8.4%	8.1%

Additional information
Deferred rent (6)	$(155)	$185
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(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Loss.
(2) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Loss.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Loss.
(4) Represents severance costs resulting from organizational optimization, costs incurred in connection with the acquisition of franchise-owned restaurants, secondary equity offering costs and costs related to restaurant closures.
(5) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, and restaurant closures.
(6) Represents the non-cash portion of straight-line rent recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Loss.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED
(in thousands)	MARCH 29, 2026	MARCH 30, 2025
Income from operations	$999	$1,113
Less: Franchise revenues	(2,811)	(2,649)
Add:
General and administrative expenses	39,945	30,219
Depreciation and amortization	21,396	16,557
Transaction and restructuring expenses, net (1)	1,176	873
Impairments and loss on disposal of assets (2)	153	9
Restaurant level operating profit	$60,858	$46,122

Restaurant sales	$328,148	$279,591
Income from operations margin	0.3%	0.4%
Restaurant level operating profit margin	18.5%	16.5%

Additional information
Deferred rent (3)	$(171)	$135
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(1) Represents severance costs resulting from organizational optimization, costs incurred in connection with the acquisition of franchise-owned restaurants, secondary equity offering costs and costs related to restaurant closures.
(2) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, and restaurant closures.
(3) Represents the non-cash portion of straight-line rent recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Loss.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED
	MARCH 29, 2026	MARCH 30, 2025
Revenues:
Restaurant sales	$328,148	$279,591
Franchise revenues	2,811	2,649
Total revenues	330,959	282,240
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	74,310	66,647
Labor and other related expenses	110,609	96,754
Other restaurant operating expenses	51,904	44,259
Occupancy expenses	27,410	23,149
Pre-opening expenses	3,057	2,660
General and administrative expenses	39,945	30,219
Depreciation and amortization	21,396	16,557
Impairments and loss on disposal of assets	153	9
Transaction and restructuring expenses, net	1,176	873
Total operating costs and expenses	329,960	281,127
Income from operations	999	1,113
Interest expense	(4,778)	(3,334)
Other income, net	345	684
Loss before income taxes	(3,434)	(1,537)
Income tax benefit	749	708
Net loss	$(2,685)	$(829)

Net loss	$(2,685)	$(829)
Other comprehensive income (loss)
Unrealized gain (loss) on derivatives	736	(883)
Income tax related to other comprehensive income (loss)	(182)	220
Comprehensive loss	$(2,131)	$(1,492)

Net loss per common share - basic	$(0.04)	$(0.01)
Net loss per common share - diluted	$(0.04)	$(0.01)
Weighted average number of common shares outstanding - basic	61,243,494	60,767,401
Weighted average number of common shares outstanding - diluted	61,243,494	60,767,401